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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of the CGM Advisor Targeted Equity Fund, Hansberger International Fund, IXIS U.S. Diversified Portfolio (formerly known as the CDC Nvest Star Advisers Fund), IXIS Value Fund (formerly known as the CDC Nvest Star Value Fund), Vaughan Nelson Small Cap Value Fund and Westpeak Capital Growth Fund, each a series of the IXIS Advisor Funds Trust I (formerly known as CDC Nvest Funds Trust I), the Harris Associates Large Cap Value Fund, a series of IXIS Advisor Funds Trust II (formerly known as CDC Nvest Funds Trust II), and the Harris Associates Focused Value Fund, a series of IXIS Advisor Funds Trust III (formerly known as CDC Nvest Funds Trust III), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, MA
April 29, 2005